EXHIBIT 10.1
OMEGA FINANCIAL CORPORATION
2006 EQUITY INCENTIVE PLAN
Restricted Stock Unit Award Agreement
RSU No.                                                                          Award Date:

Grantee:
     The Grantee named above is hereby granted an Award of Restricted Stock Units (“Units”) effective as of the Award Date set forth above by Omega Financial Corporation (“Corporation”) in accordance with the following terms and conditions and the provisions of the Omega Financial Corporation 2006 Equity Incentive Plan, as amended from time to time (“Plan”). All capitalized terms used and not defined herein shall have the respective meanings given to them in the Plan.
1.	Unit Award. The Corporation hereby awards the Grantee Units pursuant to the Plan and upon the terms and conditions, and subject to the restrictions, therein and hereinafter set forth. Each Unit represents the right to receive one share (a “Share”) of common stock, par value $1.00 per share of the Corporation (“Common Stock”), subject to adjustment as provided in the Plan. A copy of the Plan as currently in effect is available to the Grantee from the Corporation upon request and is incorporated herein by reference.

2.	Performance Vesting. The Shares issuable under the Units represented by this Agreement (the “Award”) shall vest and be issued if the Corporation’s meets the Performance Target (as set forth on Exhibit A). If the Performance Target is not met, then no Shares shall be issued with respect to the Award and this Award and such Units shall expire.

3.	Determinations. All determinations of whether the Performance Target has been met shall be made by the Compensation Committee, which, to the extent practical shall make such determination by March 31st next following the completion of the fiscal year applicable to the Performance Target. If it is impractical for the Compensation Committee to make its determination by such date, then the Compensation Committee shall do so as reasonably practicable thereafter. The date as of which the Committee determines that a Performance Target has been met (which shall be the date that the Shares shall be deemed to have been issued) is referred to as the “Performance Target Distribution Event.”

4.	Vesting upon Death, Disability, Retirement or Change of Control. Shares issuable under the Units represented by this Agreement that have not been previously issued or expired shall vest and be issuable upon earlier of (a) the date that the Grantee has a Status Change by reason of death, Permanent Disability or Retirement, or (b) a Change in Control (each, an “Early Distribution Event”).

5.	Other Status Change. In the event that Grantee has a Status Change other than as a result of death, Disability or Retirement, then all Units under this Agreement shall expire immediately upon such Status Change; provided, however that if the Status Change (a) is other than for Cause and (b) occurs after the end of the Corporation’s fiscal year and prior to the determination by the Compensation Committee of whether the Performance Target for such year has been met, the Shares applicable to the Award for such fiscal year shall not expire until the Compensation Committee makes such determination, at which time such Units shall expire if the Performance Target was not met or the Shares applicable to such Award shall vest and be issued if the Performance Target was met.

6.	Effective Date of Share Issuance. Shares represented by this Award shall not be considered outstanding until their Issuance Date (as hereinafter defined). The date as of which the Shares are issuable by reason of a Performance Target Distribution Event or Early Distribution Event is referred to as an “Issuance Date.” The Grantee shall be considered the holder of the number of Shares represented by the Units evidenced by this Award effective as of the Issuance Date. The Corporation shall cause its transfer agent to issue a certificate representing the Shares as soon as practicable after the Issuance Date to the Grantee or to the Grantee’s estate, in the event of the death of the Grantee.

The Corporation shall not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on the Nasdaq Stock Market or any stock exchange on which the Shares of Common Stock may then be listed, (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine necessary or advisable and (c) the Grantee has paid or made provision for payment of any applicable taxes and withholdings.

7.	Consideration. Any Shares issued to Grantee shall be deemed paid, in whole or in part, in consideration of Grantee’s past services to the Corporation in the amounts and to the extent required by law.

8.	Restrictions on Transfer. The Units and the Grantee’s rights under this Award or the Plan: (a) may not be sold, assigned, anticipated, alienated, hypothecated, transferred, pledged, advanced or otherwise encumbered by the Grantee in any manner other than a transfer by will or under the laws of descent and distribution, (b) shall not be subject to attachment, garnishment or seizure for the payment of any debts or judgments of the Grantee or any payee and (c) shall not be transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

9.	Interest of Grantee in Shares Issuable under the Units, Units and Dividend Equivalents. The Grantee shall not acquire any property interest in the Shares issuable under the Units, the Units or any other asset of the Corporation, the Grantee’s right being limited to the Corporation’s contractual promise to issue the Shares issuable under the Units pursuant to the terms of the Plan and this Agreement. To the extent that the Grantee or the Grantee’s estate is entitled to receipt of the Shares issuable under the Units, such right shall be no greater than the right of any unsecured general creditor of the Corporation. The Corporation’s promise is not funded or secured in any way. The Corporation shall not be obligated to purchase or maintain any asset, and any reference to Common Stock or investments is solely for the purpose of computing the amounts payable to the Grantee. The Units are for bookkeeping purposes only and shall not represent a claim against any specified assets of the Corporation. Neither this Agreement nor any action taken pursuant to the terms of this Agreement shall be considered to create a fiduciary relationship between the Corporation and the Grantee or any other person, or to establish a trust in which the assets of the Corporation or any Affiliate are beyond the claims of any unsecured creditor of the Corporation or any Affiliate.

10.	Provision for Taxes. The Corporation may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any taxes which a Grantee is required by any law or regulation of any governmental authority, whether federal, state, or local, to withhold in connection with any issuance of the Shares, including, but not limited to, the withholding of Shares or appropriate sums from any amount otherwise payable to the Grantee or in the event of the death of the Grantee, to the estate of the Grantee.

11.	Securities Laws. This Section shall be applicable if, on the Award Date or any Issuance Date, the Shares subject to this Award have not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred.

The Grantee hereby agrees, warrants and represents that Grantee is acquiring the Units and Shares to be issued pursuant to this Agreement for Grantee’s own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such Units or Shares, except as hereafter permitted. The Grantee further agrees that Grantee will not at any time make any offer, sale, transfer, pledge or other disposition of such Units or Shares to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation to the effect that the proposed transaction will be exempt from such registration. The Grantee shall execute such instruments, representations, acknowledgments and agreements as the Corporation may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

The certificates for the Shares to be issued pursuant to this Agreement shall bear the following securities legend (“Securities Legend”):

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation that the proposed transaction will be exempt from such registration.

The Securities Legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Corporation that said registration is no longer required.

The sole purpose of the agreements, warranties, representations and legend set forth in this Section is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

12.	No Rights as a Shareholder. This Agreement represents only the right to receive the Shares, and until the Issuance Date, if any, with regard to a Share, the Grantee shall have no rights hereunder as a shareholder of the Corporation with regard to that Share. Without limiting the generality of the foregoing, the Grantee shall have no right to vote the Shares represented by the Units or to receive dividends declared thereon prior to the Issuance Date, if any, with respect to that Share.

13.	Limitation of Rights. The establishment of this Agreement, any modification thereof, the creation of an account, or the payment of any benefit shall not be construed as giving the Grantee, the Grantee’s estate, or any other person whomsoever, any legal or equitable right against the Corporation, unless such right shall be specifically provided for in this Agreement. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee’s service as an officer, employee, director or otherwise or impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

14.	Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, neither the Corporation nor any individual acting as employee or agent of the Corporation shall be liable to the Grantee or other person for any claim, loss, liability or expense incurred in connection with this Agreement.

15.	Plan and Plan Interpretations Controlling. The Units hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations by the Committee shall be binding and conclusive upon the Grantee or Grantee’s legal representatives with regard to any question arising hereunder or under the Plan.

16.	Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this Award and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of Corporation or any of its agents. Grantee understands that Grantee (and not Corporation) shall be responsible for Grantee’s own tax liability that may arise as a result of this Award or the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes (as ordinary income) the fair market value of the Units as of the date any “restrictions” on the Units lapse and the Shares are issuable.

17.	Section 409A. It is intended that any amounts payable under this Agreement and the Corporation’s exercise of authority or discretion hereunder shall comply with the provisions of Code Section 409A and the treasury regulations relating thereto so as not to subject the Grantee to the payment of interest and tax penalty which may be imposed under Code Section 409A. In furtherance of this intent, to the extent needed to avoid subjecting the Grantee to interest and tax penalty under Code Section 409A, the parties agree to amend this Agreement in order to bring this Agreement into compliance with Code Section 409A as may be needed, provided that no such Amendment shall increase the financial obligations of the Corporation with respect to this Award.

18.	Entire Understanding; Amendment; Choice of Law. This Agreement together with the Plan constitutes the entire understanding between the Corporation and the Grantee with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Corporation unless in writing and signed by the an officer of the Corporation designated by the Committee. This Agreement and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law, except where preempted by Federal law.

19.	Gender and Number. Whenever any word is used herein in the masculine, feminine or neuter gender, it shall be construed as though it were also used in another gender in all cases where it would so apply, and whenever any word is used herein in the singular or plural form, it shall be construed as though it was also used in the other form in all cases where it would so apply.

20.	Headings. The headings in the various sections in this Agreement are for convenience of reference only and are not to be construed as part of this Agreement.

21.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and to the Grantee, the Grantee’s heirs, executors, personal representatives, successors and assigns.

22.	Grantee Acceptance. The Grantee shall signify Grantee’s acceptance of the terms and conditions of this Agreement and the Plan by signing in the space provided below.

23.	Electronic Delivery Consent. By signing and returning this Restricted Stock Unit Agreement, the Grantee consents to receiving the Section 10(a) prospectus to the Plan and any amendments or supplements thereto and any documents required to be delivered therewith, including a copy of the Corporation’s Form 10-K or Annual Report to Shareholders commencing with the fiscal year ended December 31, 20XX, by email at the email address maintained for the Grantee by the Corporation as set forth below. The Grantee further acknowledges that the Grantee may revoke this consent in whole by providing written notice to the Chief Financial Officer of the Corporation.
     IN WITNESS WHEREOF, the parties hereto have caused this Restricted Stock Unit Agreement to be executed as of this ___ day of                      20XX.

OMEGA FINANCIAL CORPORATION:	GRANTEE:

By:

Name:

(E-Mail Address)

Title:

(Street Address)

(City, State & Zip Code)

OMEGA FINANCIAL CORPORATION
2006 EQUITY INCENTIVE PLAN
Restricted Stock Unit Agreement
EXHIBIT A
Performance Target